Exhibit 10.3

                                OPTION AGREEMENT
                                 By and Between
                           Aden Enterprises, Inc. and
                                MercExchange, LLC

THIS OPTION AGREEMENT, (hereinafter the "Agreement") is entered into this 7th day of January, 2000 by and between Aden Enterprises, Inc., a California corporation ("Aden" or the "Company"), having a principal place of business at 13314 I Street, Omaha, Nebraska 68137 and MercExchange, LLC, ("MercExchange") a limited liability company under Delaware law, with a principal place of business at 114 N. Alfred Street, Alexandria, VA 22314.

                                    RECITALS

WHEREAS, Aden is embarking on a major development and industry initiative to build and deploy Internet Markets and Auctions that employ the pending and issued Subject Patents; and

WHEREAS, Aden agrees that patent protection provides an important commercial advantage and agrees to consult and confer with MercExchange to assure a tight nexus between the commercial embodiments of the aforesaid Internet Markets and Auctions and the claims of the pending and issued Subject Patents;

WHEREAS, MercExchange desires to license the pending and issued Subject Patents subject to the terms and conditions as set forth herein;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained herein, the parties hereby agree as follows:


                                    ARTICLE I
                         VERTICAL SECTOR LICENSE OPTION

1.1 In partial consideration of the license option granted herein, Aden agrees to pay MercExchange the sum of $35,000 within five (5) days of the execution of this agreement, receipt of which is hereby acknowledged.

1.2 The parties anticipate application of the aforesaid Internet Markets and Auctions for a variety of Vertical Sectors. The parties hereby mutually agree to the following terms and conditions regarding these Vertical Sectors.

1.3 MercExchange hereby grants an option to the Company to a non-exclusive license for the pending and issued Subject Patents to Vertical Sectors. For each Vertical Sector, the Company shall pay MercExchange an annual payment of the greater of (1) the first $50,000 of any of the Gross Transactions collected or earned by the Company from any third party or (2) a 1.5% (one point five percent) continuing royalty of Gross Transactions generated by each Vertical Sector.

1.4 In the event of a joint venture, marketing agreement, acquisition or any other business combination between the Company and a third party, the Company and MercExchange shall negotiate an equity position for MercExchange in said venture or business combination, and in no event shall this equity position be less that 15% (fifteen percent) on a fully diluted basis of said venture for MercExchange.

1.5 Aden shall use best efforts to develop Internet Markets and Auctions that employ the pending and issued Subject Patents for use in each Vertical Sector. Aden shall confer with MercExchange to assure a tight nexus between the commercial embodiment of the aforesaid Internet Markets and Auctions with the claims of the pending and issued Subject Patents.




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                                   ARTICLE II
                           PAYMENT AND ROYALTY REPORTS

2.1 Within forty-five days (45) following the end of each Fiscal Quarter, beginning with the first Fiscal Quarter in which Company commences activity in any Vertical Sector, the Company shall send to MercExchange reports of the Gross Transactions conducted by Aden, in the preceding Fiscal Quarter, showing their respective descriptions or other descriptive characteristics, including total quantities for transaction, and the sale price of any products or goods sold hereunder.

2.2 Each report shall be accompanied by the required payment in U.S. Dollars. For the Purpose of calculating the royalties payable hereunder, respective currencies for the Gross Transactions shall be converted to U.S. Dollars at the rate of exchange quoted in The Wall Street Journal in force on the last working day of the period for which payment of royalty is being made.

2.3 The Company shall maintain complete and accurate records of the Gross Transactions conducted under this Agreement, showing their respective descriptions or other descriptive characteristics, including model numbers, if any, quantities, and calculations of unit royalties dues and payable thereon. These records shall be maintained for a period of at least three (3) years subsequent to Company's latest quarterly royalty report. Periodically during the term of this Agreement and subsequent to the expiration or termination of this Agreement for any reason, upon 30 days prior written notice to Company and upon execution of a Confidentiality Agreement in Company's favor, MercExchange's independent duly appointed Certified Public Accountant may inspect Company's records which pertain to Gross Transactions during regular business hours for the purpose of verifying the completeness and accuracy of all reports to MercExchange. Such inspection shall occur no more frequently than once any Contract Year. If said audit determines that there has been a shortfall in royalties paid to MercExchange in excess of three percent (3%) of the amount actually due for the period under audit, then Company shall reimburse MercExchange for the reasonable expenses actually incurred by it for the audit.


                                   ARTICLE III
                            NON-MONETARY REMUNERATION

If the Subject Patents are Licensed to third parties and MercExchange receives non-monetary remuneration for said License, including but not limited to, web easements, discounted or free advertisement and any linking agreements, then Aden shall purchase in cash or equity said non-monetary remunerative benefit from MercExchange at one-third the fair market value for said non-monetary remunerate benefit within 60 days of the written offer of said non-monetary remuneration from MercExchange to Aden.


                                   ARTICLE IV
                                   ENFORCEMENT

4.1 Right to Enforce Subject Patents. MercExchange retains the sole right to enforce and control the enforcement of the Subject Patents against third parties. The Company agrees to cooperate and join in said enforcement action if deemed a necessary party.

4.2 Non-Monetary Recovery. In any enforcement proceeding to which MercExchange enjoins a third party, Aden and MercExchange shall mutually determine the value of said injunction to Aden or the aforesaid business combination. Aden shall pay MercExchange 25% of the value of said injunction, in cash or equity to MercExchange.

                                    ARTICLE V
                                   DEFINITIONS

5.1 Definitions. For the purpose of this Agreement only, the following terms shall have the meanings indicated:


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5.1.1  The  term  "Subject   Patents"  means  the  following   patents,   patent
applications  and  all  continuing   patent   applications  that  seek  priority
therefrom:

A.       U.S. Patent Application No. 08/427,820, Entitled:
         "Consignment Nodes"

B. U.S. Patent Application No. 08/554,704, Now U.S. Patent No. 5,845,265, Entitled: "Consignment Nodes"

C.       U.S. Patent Application No. 09/203,286 (Petition for
         Interference with U.S. Patent No. 5,794,207) Entitled:
         "Consignment Nodes"

D. U.S. Patent Application No. 09/166,779, Entitled "Method and Apparatus for Facilitate Internet Commerce with Binding Offers to Sell and Binding Counter-Offers to Buy in an Electronic Market"

E. U.S. Patent Application No. 09/253,014, Entitled: "Method and Apparatus for Facilitating Electronic Commerce Through
         Internet Auctions"

F. U.S. Patent Application No.09/253,021, Entitled: "Method and Apparatus for Facilitating Internet Commerce Through
         Inter-networked Markets and Auctions"

G. U.S. Patent Application No.09/253,015, Entitled: "Methods and Apparatus for Automatically Distributing Internet
         Advertising"

H. U.S. Patent Application No. 09/253,057, Entitled: "Method and Apparatus for Facilitating Electronic Commerce Through
         Two-Tiered Electronic Markets and Auctions"

I. U.S. Patent Application No. 09/264,573, Entitled: "Method and Apparatus for Using Search Agents to Search Plurality of
         Markets for Items"

5.1.2 The term "Vertical Sector" means industry and service classifications of customary usage and categories of commerce as defined by the United States Department of Commerce eight digit SIC codes.

5.1.3 The term "Gross Transactions" means the gross transactional revenues collected or earned by the Company for the operation of said Internet Markets and Auctions in any and all Vertical Sectors. The transactional revenues for transactions under this Agreement, for the purpose of calculating this amount, shall be based on the actual amount charged, exclusive of any freight, handling, duties, commissions, clearance network costs and taxes.

5.1.4 The term "Fiscal Quarter" means any period of three consecutive months beginning on January 1, April 1, July 1, or October 1 in any year.

5.1.5 The term "Contract Year" shall means the first full twelve-month period of four consecutive fiscal quarters, beginning May 1 and ending April 30 and each like period thereafter during the term of this Agreement.

5.1.6 The "Term" of this Agreement, unless earlier terminated as provided under this Agreement, shall remain in full force and effect until the last claim of any patent included in the Subject Patents expires.

                                   ARTICLE VI
                                OTHER PROVISIONS

6.1 Termination for Cause. If Aden shall materially breach any of its obligations pursuant to this Agreement and shall fail to adequately correct such breach within two (2) months from the effective date of the first written notice


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to Aden,  MercExchange may terminate this Agreement  pursuant to this Article by written notice.

6.2 No Joint Venture. The relationship between the parties shall be limited to performance of their respective obligations as set forth in this Agreement. Nothing in this Agreement shall be construed to create a partnership or joint venture between the parties or to authorize either party to act as general agent for the other party, or to permit either party to bind or otherwise bind the other party. No party shall be liable for any of the actions, omissions, or indebtedness of the other party.

6.3 Assignability. Except as otherwise provided herein, the rights and licenses granted by each party to the other in this Agreement are personal to each party and may not be assigned, sub-licensed or otherwise transferred by one party without the prior written consent of the other party.

6.4 No Implied License. Nothing contained in this Agreement shall be construed as granting by implication, estoppel or otherwise, any licenses, warranties (implied in fact or law) or rights other than those expressly granted herein, or creating any obligation other than those expressly granted herein.

6.5 No Warranty. Nothing in this Agreement shall be construed as a warranty or representation by MercExchange as to the validity or scope of the Subject Patents or that the exercise of the license rights under the Subject Patents will not infringe upon the rights of any Third Party.

6.6 No Indemnification. MercExchange does not indemnify, warrant or otherwise guarantee or hold harmless Aden from enforcement and/or legal action brought by any Third Party. MercExchange make no warranties that any products made under this Agreement are materially fit for their purpose or comport with any other provision of the Uniform Commercial Code.

6.7 Notification. The parties shall notify each other in writing at the following address which may be amended from time to time upon written notification:

         MercExchange:

                  Thomas G. Woolston
                  Managing Member
                  MercExchange, LLC
                  114 N. Alfred Street
                  Alexandria, VA 22314

         Aden:
                  Michael S. Luther
                  Aden Enterprises, Inc.
                  13314 I Street
                  Omaha, NE 68137

6.8 Controlling Law. This Agreement shall be construed and enforced in accordance with, and shall be governed by the laws of the Commonwealth of Virginia without giving effect to the provision, policies, or principles thereof relating to choice or conflict of laws.

6.9 Severability. Any provision of this Agreement that is illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

6.10 Waiver. The failure of any party to enforce any of the provision of this Agreement, or of any rights with respect thereto, shall not be considered a waiver thereof or in any way affect the validity of this Agreement. The failure by any party hereto to enforce any of said provisions, rights or elections shall not prejudice said party from later enforcing or exercising the same or any other provisions, rights, of elections which it may have under this Agreement.



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6.11  Integration.  This  Agreement  contains the entire and only  understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreement and understandings, whether oral or written, with respect thereto. No modification or wavier of this Agreement or any of its provisions
shall  be  binding   unless  in  writing   and  signed  by  a  duly   authorized
representative of each of the parties hereto.

6.12 Bankruptcy or liquidation. The license options granted hereunder shall immediately revert to MercExchange if the Company seeks protection under the Bankruptcy laws or is subject to liquidation under the laws of the United States.

6.13 Non-refundable. All funds, payments and distributions made to MercExchange hereunder are non-refundable.

6.14 Headings. Headings and section titles are for organizational purposes only and shall have no effect on the interpretation of this Agreement.

6.15 Remedy for Breach. If the Company materially breaches any condition of this Agreement and does not cure said breach within two (2) months notice of material breach, then all licenses granted hereunder shall immediately become null and void and these licenses, shall immediately revert to MercExchange, or its lawful successor in interest.

6.16 This Agreement shall be binding to all parties and may be executed in part by facsimile.


This Agreement is entered into the date and year first above written.


                                                  Aden Enterprises, Inc.



                                                  By /s/ Michael S. Luther
                                                     Michael S. Luther
                                                     President & Chief Executive
                                                     Officer


                                                  MercExchange, LLC



                                                  By /s/ Thomas G. Woolston
                                                     Thomas G. Woolston
                                                     Managing Member